Exhibit 99.1

Liberty Global to Present at Citi’s 2018 Global TMT West Conference

Denver, Colorado - January 5, 2018:

Liberty Global plc (“Liberty Global”) (NASDAQ: LBTYA, LBTYB, LBTYK) will be presenting at Citi’s 2018 Global TMT West Conference on Wednesday, January 10 at 2:00 p.m. PST at The Bellagio Hotel in Las Vegas, Nevada. Liberty Global may make observations concerning its historical operating performance and outlook. The presentation will be webcast live at www.libertyglobal.com. We intend to archive the webcast under the investor relations section of our website for approximately 30 days.

About Liberty Global

Liberty Global is the world’s largest international TV and broadband company, with operations in 12 European countries under the consumer brands Virgin Media, Unitymedia, Telenet and UPC. We invest in the infrastructure that empowers our customers to make the most of the digital revolution. Our scale and commitment to innovation enable us to develop market-leading products delivered through next-generation networks that connect our over 22 million customers who subscribe to over 46 million television, broadband internet and telephony services. We also serve over 6 million mobile subscribers and offer WiFi service across 10 million access points.

Liberty Global also owns 50% of VodafoneZiggo, a Dutch joint venture, which has 4 million customers, 10 million fixed-line subscribers and 5 million mobile subscribers.

For more information, please visit www.libertyglobal.com or contact:

Liberty Global Investor Relations		Liberty Global Corporate Communications

Matt Coates	+44 20 8483 6333	Matt Beake	+44 20 8483 6428

John Rea	+1 303 220 4238	Julia Hart	+31 6 1121 2871

Stefan Halters	+1 303 220 4528

1